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                                                                       Exhibit 8

                                                                [Execution Copy]

                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT (this "Agreement") is entered into as of February 5, 2003, by and among Cablevision Systems Corporation, a Delaware corporation (the "Company"), the holders of the Company's Cablevision NY Group Class B common stock listed on the signature pages hereto (each, a "Class B Stockholder"), and Quadrangle Capital Partners LP, a Delaware limited partnership (the "Purchaser").

                  WHEREAS, CSC Holdings, Inc., a Delaware corporation ("CSC Holdings"), the Company and the Purchaser have entered into a Securities Purchase Agreement, dated as of December 24, 2002 (the "Securities Purchase Agreement"), providing for, among other things, the sale and issuance by CSC Holdings to the Purchaser of 75,000 shares of the CSC Holdings' 10% Series A Exchangeable Participating Preferred Stock, which shares are exchangeable with the Company for shares of the Company's Cablevision NY Group Class A Common Stock, par value $.01 per share (the "Common Stock"); and

                  WHEREAS, the parties hereto wish to enter into certain agreements as provided herein.

                  NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                  1.       Voting Agreement.

                  (a) In connection with each meeting of the stockholders of the Company at which directors of the Company are to be elected, so long as this Agreement is in effect and Steven Rattner has been nominated as a director, each Class B Stockholder agrees to Vote all of such Class B Stockholder's shares of capital stock of the Company in favor of Steven Rattner. For purposes of this Agreement, "Vote" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action.

                  (b) In connection with each meeting of stockholders of the Company at which directors of the Company are to be elected, so long as this Agreement is in effect, the Purchaser agrees to Vote the Purchaser's shares of capital stock of the Company in favor of the nominees for director nominated by the Board of Directors of the Company.

                  2. Termination. All rights hereunder shall terminate at such time as the Purchaser or an Affiliated Fund (as defined in the Securities Purchase Agreement)

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beneficially own less than 50% of the number of shares of the Company's Common
Stock beneficially owned by the Purchaser on the date hereof.

                  3.       Miscellaneous.

                  3.1. Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by each of the parties hereto, No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  3.2. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. Any previous agreement or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

                  3.3. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.4. No Implied Rights. Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                  3.5. GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES AND CONTROVERSIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF DELAWARE.

                  3.6. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  3.7. Notices. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or on the third business day after mailing or if mailed to the party to whom notice is to be given by first class mail, registered or certified,

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postage prepaid, return receipt requested, and addressed as follows (until any such address is changed by notice duly given):

                             if to the Company, to:

                             Cablevision Systems Corporation
                             1111 Stewart Avenue
                             Bethpage, New York 11714
                             Telephone: (516) 803-2300
                             Facsimile: (516) 803-2577
                             Attention: General Counsel

                             with a copy (which shall not constitute notice) to:

                             Sullivan & Cromwell LLP
                             125 Broad Street
                             New York, New York 10004
                             Telephone: (212) 558-4000
                             Facsimile: (212) 558-3588
                             Attention: Robert Downes, Esq.

                             if to a Class B Stockholder, to such Class B
                             Stockholder:

                             C/o Cablevision Systems Corporation
                             1111 Stewart Avenue
                             Bethpage, New York 11714
                             Telephone: (516) 803-2300
                             Facsimile: (516) 803-2577
                             Attention: General Counsel

                             with a copies (which shall not constitute notice) to:

                             Debevoise & Plimpton
                             919 Third Avenue
                             New York, New York 10152
                             Telephone: (212) 909-6226
                             Facsimile: (212) 909-7226
                             Attention: Richard Bohm, Esq.

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                             and

                             William A. Frewin, Jr.
                             c/o Dolan Family Office
                             340 Crossways Park Drive
                             Woodbury, New York 11797
                             Telephone: (516) 803-9200
                             Facsimile: (516) 364-4592

                             if to Purchaser:

                             Quadrangle Capital Partners LP
                             375 Park Avenue
                             New York, New York 10152
                             Telephone: (212) 418-1700
                             Facsimile: (212) 418-1701
                             Attention: Peter R. Ezersky

                             with a copy (which shall not constitute notice) to:

                             Gibson, Dunn & Crutcher LLP
                             200 Park Avenue
                             New York, New York 10166
                             Telephone: (212) 351-4000
                             Facsimile: (212) 351-4035
                             Attention: Barbara L. Becker, Esq.

                  3.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company, the Class B Stockholders and the Purchaser have executed and delivered this Agreement, or a counterpart hereof, as of the date first written above.

                                            CABLEVISION SYSTEMS CORPORATION

                                            By:     /s/ James L. Dolan
                                               ---------------------------------
                                               Name: James L. Dolan
                                               Title: Chief Executive Officer &
                                                           President

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                                            THE CLASS B STOCKHOLDERS:

                                            CHARLES F. DOLAN

                                            By:    /s/ Charles F. Dolan
                                               ---------------------------------

                                            DOLAN FAMILY LLC

                                                /s/ Edward Atwood
                                            ------------------------------------
                                            By: Edward Atwood
                                            Title: Managing Member

                                            JAMES L. DOLAN

                                                /s/ James L. Dolan
                                            ------------------------------------
                                            As Trustee for DC James Trust

                                            KATHLEEN M. DOLAN

                                                /s/ Kathleen M. Dolan
                                            ------------------------------------
                                            As Trustee for Dolan Descendents
                                               Trust, Dolan Grandchildren Trust,
                                               Dolan Progeny Trust, Dolan Spouse
                                               Trust and DC Kathleen Trust

                                            PATRICK F. DOLAN

                                                /s/ Patrick Dolan
                                            ------------------------------------
                                            As Trustee for DC Patrick Trust

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                                            DEBORAH A. DOLAN

                                                /s/ Deborah Dolan
                                            ------------------------------------
                                            As Trustee for Dolan Descendants
                                               Trust, Dolan Grandchildren Trust,
                                               Dolan Progeny Trust, Dolan Spouse
                                               Trust and DC Deborah Trust

                                            THOMAS C. DOLAN

                                                /s/ Thomas C. Dolan
                                            ------------------------------------
                                            As Trustee for DC Thomas Trust

                                            MARIANNE DOLAN WEBER

                                                /s/ Marianne Dolan Weber
                                            ------------------------------------
                                            As Trustee for Dolan Descendants
                                               Trust, Dolan Grandchildren Trust,
                                               Dolan Progeny Trust, Dolan Spouse
                                               Trust and DC Marianne Trust

                                            PAUL J. DOLAN

                                                /s/ Paul J. Dolan
                                            ------------------------------------
                                            As Trustee for Dolan Descendants
                                               Trust, Dolan Progeny Trust, Dolan
                                               Grandchildren Trust, Dolan Spouse
                                               Trust, DC Kathleen Trust, DC
                                               James Trust and CFD Trust No. 10

                                            MARY DOLAN

                                                /s/ Mary Dolan
                                            ------------------------------------
                                            As Trustee for DC Deborah Trust and
                                               DC Patrick Trust

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                                            MATTHEW DOLAN

                                                /s/ Matthew Dolan
                                            ------------------------------------
                                            As Trustee DC Thomas Trust and DC
                                               Marianne Trust

                                            JOHN MACPHERSON

                                                /s/ John MacPherson
                                            ------------------------------------
                                            As Trustee for CFD Trust No. 1, CFD
                                               Trust No. 2, CFD Trust No. 3, CFD
                                               Trust No. 4, CFD Trust No. 5 and
                                               CFD Trust No. 6

                                            HELEN A. DOLAN

                                                /s/ Helen A. Dolan
                                            ------------------------------------
                                            As Trustee for the CFD 2001 Family
                                               Trusts

                                            LAWRENCE J. DOLAN

                                                /s/ Lawrence J. Dolan
                                            ------------------------------------
                                            As Trustee for the CFA 2001 Family
                                               Trusts

                                            QUADRANGLE CAPITAL PARTNERS LP

                                            By: Quadrangle GP Investors LP, its
                                                General Partner

                                            By: Quadrangle GP Investors LLC, its
                                                General Partner

                                                /s/ Peter R. Ezersky
                                                --------------------------------
                                                By: Peter R. Ezersky
                                                Title: Managing Member

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